ePlus Reports 3rd Quarter FY05 Financial Results
                   Company Generates Revenues of $148 Million

HERNDON, VA - February, 14 2005 - ePlus inc. (Nasdaq NM: PLUS - news) today announced financial results for its third quarter and nine months ended December 31, 2004. ePlus recorded an 85% increase in total revenues for the quarter, to $147.7 million, as compared to $79.8 million the prior year. Net earnings were $1.6 million, 38% less than prior year's quarter of $2.6 million. Basic earnings per share decreased 35% from $0.28 to $0.18, and fully diluted earnings declined 34% to $0.17, as compared to $0.26 the prior year.

For the nine month period, ePlus recorded record revenues of $408 million, a 66% increase over $245 million the prior year, and net earnings of $5.8 million, a 23% decline from $7.6 million the prior year. Basic earnings per share decreased 19% to $0.65 from $0.81, and fully diluted earnings decreased 17% to $0.62 from $0.76.

As of December 31, 2004, ePlus had total stockholders' equity of $117.3 million and cash of $18.7 million. On November 18, 2004, the Company announced a Stock Repurchase Plan, and the Company repurchased 19,032 shares of common stock at a cost of $0.2 million during the quarter.

"We were very pleased by this fiscal year's increase in revenues, which have resulted from both organic growth and the successful Manchester acquisition" stated Phillip G. Norton, chairman, president and CEO of ePlus. "Our bottom line results were impacted by a reduction in revenues generated by our leasing business, especially in the federal sector, and to expenses relating to our corporate office relocation. In addition, we continue to have real estate sublease costs from the Manchester transaction whcih will be reduced over the next two quarters as we move to less expensive office space in those locations. The software sector of our business was negatively impacted due to management's focus on our patent infringement lawsuit, and the related customer uncertainty which we believe may have lengthened the sales and closing cycle."

Mr. Norton continued "Despite the demands of the infringement litigation the Company achieved a number of successes in the software, technology distribution, and advanced solution areas. We held our first software customer summit, which was well attended and provided a great foundation for future collaboration between ePlus and its customers. We signed 12 customer software agreements, including our first Spend+ VisualEngine deal, which is with a Fortune 500 company, and we announced five new or upgraded software solutions. We gained a number of significant customer wins in our technology business. At our new HQ, we are demonstrating our patent-pending serverless office technology, which can reduce infrastructure costs significantly while providing enhanced data security and redundancy. And the successful defense of our patents has enhanced public awareness of ePlus and our Enterprise Cost Management solutions, and we believe will lead to more sales opportunities."

Percentage changes stated above are calculated on actual figures from the unaudited financial statements, not on te rounded figures used herein.

About ePlus inc.

A leading provider of Enterprise Cost Management, ePlus provides a comprehensive solution to reduce the costs of purchasing, owning, and financing goods and services. ePlus Enterprise Cost Management (eECM) packages business process outsourcing, eProcurement, asset management, supplier enablement, strategic sourcing, document access and collaboration, and financial services into a single integrated solution, all based on ePlus' leading business application software. Profitable since inception in 1990, the company is headquartered in Herndon, VA, and has more than 30 locations in the U.S. For more information, visit www.eplus.com, call 888-482-1122 or email info@eplus.com.

ePlus, Spend+, Spend+ VisualEngine, eECM, ePlus Enterprise Cost Management, and/or other ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the U.S. and/or other countries. The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements." Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the existence of demand for, and acceptance of, our services; our ability to adapt our services to meet changes in market developments; our ability to integrate new acquisitions; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our Securities and Exchange Commission filings.

All information set forth in this release and its attachments is as of February 14, 2005. ePlus inc. undertakes no duty to update this information. More information about potential factors that could affect ePlus inc.'s business and financial results is included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, the Quarterly Report on From 10-Q/A for the quarter ended September 30, 2004 (when filed) including (without limitation) under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in ePlus inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, which will be filed with the SEC on or before February 14, 2005.

ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

                                                                   Three months ended              Nine months ended
                                                                      December 31                     December 31
                                                               ----------------------------   -----------------------------
                                                                   2003          2004             2003           2004
                                                               ----------------------------   -----------------------------
REVENUES
Sales of product                                               $ 63,325,161   $133,728,559     $199,001,092   $363,762,423
Lease revenues                                                   12,863,921     11,147,094       38,150,085     35,213,926
Fee and other income                                              3,611,337      2,774,614        8,153,491      8,558,351
                                                               ----------------------------   -----------------------------
TOTAL REVENUES                                                   79,800,419    147,650,267      245,304,668    407,534,700
                                                               ----------------------------   -----------------------------

COSTS AND EXPENSES

Cost of sales, product                                           55,762,511    120,892,787      175,638,870    326,396,119
Direct lease costs                                                3,221,144      3,060,531        7,966,044      8,667,800
Professional and other fees                                       1,229,687        600,484        2,566,545      5,180,734
Salaries and benefits                                             9,842,038     14,365,021       30,599,139     40,040,719
General and administrative expenses                               3,785,695      4,370,363       10,654,776     13,025,413
Interest and financing costs                                      1,636,713      1,622,837        5,209,656      4,315,623
                                                               ----------------------------   -----------------------------
TOTAL COSTS AND EXPENSES                                         75,477,788    144,912,023      232,635,030    397,626,408
                                                               ----------------------------   -----------------------------

EARNINGS BEFORE PROVISION FOR INCOME TAXES                        4,322,631      2,738,244       12,669,638      9,908,292
                                                               ----------------------------   -----------------------------

PROVISION FOR INCOME TAXES                                        1,729,052      1,122,680        5,067,855      4,062,401
                                                               ----------------------------   -----------------------------

NET EARNINGS                                                   $  2,593,579   $  1,615,564     $  7,601,783   $  5,845,891
                                                               ============================   =============================

NET EARNINGS PER COMMON SHARE - BASIC                                 $0.28          $0.18            $0.81          $0.65
                                                               ============================   =============================
NET EARNINGS PER COMMON SHARE - DILUTED                               $0.26          $0.17            $0.76          $0.62
                                                               ============================   =============================

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                       9,308,979      8,957,280        9,410,173      8,933,702
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                     9,968,245      9,375,666       10,054,689      9,358,693

For more information, investors are encouraged to refer to the company's Form 10-Q to be filed on February 14, 2005.

                          Contact: Kley Parkhurst, SVP
                                   ePlus inc.
                                   kparkhurst@eplus.com
                                   703-984-8150